UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 26, 2023
(December 22, 2023)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.

PNM Resources, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

A copy of the press release discussing the sale of New Mexico Renewable Development LLC (“NMRD”) is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 8.01.    Other Events.

As previously reported, PNMR Development and Management Corporation (“PNMR Development”), a wholly-owned subsidiary of PNM Resources, Inc. (“PNMR”), together with AEP OnSite Partners, LLC (“AEP Onsite”) selected an adviser for the sale of NMRD. NMRD is focused on the acquisition, development, and ownership of renewable energy generation projects, primarily in the state of New Mexico.

On December 22, 2023, PNMR Development and AEP Onsite reached agreement with Exus New Mexico, LLC, a subsidiary of Exus North America Holdings, LLC, for the sale of NMRD and its subsidiaries for approximately $230 million, subject to adjustment to reflect the actual amounts of certain components of working capital at closing, pursuant to a Membership Interest Purchase Agreement, dated December 22, 2023 (“MIPA”).

The parties to the MIPA have each made customary representations, warranties and covenants. The parties have agreed to cooperate with each other and use commercially reasonable efforts to make all filings and obtain all consents, approvals and authorizations of all governmental entities to the extent required by law in connection with the execution, delivery and performance of the MIPA and the consummation of the transactions contemplated thereby, subject to specified limitations. Closing of the proposed NMRD sale is subject to customary conditions, including approval by the Federal Energy Regulatory Commission. The MIPA may be terminated by either party under certain circumstances, including if the sale is not consummated by April 30, 2024.

PNMR expects to use the net proceeds from the sale of NMRD to reduce the future external capital needs at PNMR and support continued investments in regulated rate base at PNMR’s utilities. PNMR Development will provide certain services to NMRD for a transitional period following closing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated December 26, 2023 (furnished not filed)
104	Cover page in Inline XBRL format

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: December 26, 2023	/s/ Gerald R. Bischoff
Gerald R. Bischoff
Vice President and Corporate Controller
(Officer duly authorized to sign this report)